AGREEMENT

         THIS AGREEMENT made and entered into effective as of December 1, 1983 by and between Savannah Electric and Power Company, a Georgia corporation, hereinafter referred to as the "Company", and William Miles Greer, hereinafter referred to as the "Employee."

         WHEREAS, Employee became an employee of the Company as of December 1, 1983; and

         WHEREAS, during the period prior to his employment with the Company, the Employee acquired knowledge valuable to the Company's affairs and its business; and

         WHEREAS, under the prevailing interpretations of the sections of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended, applicable to the Employees' Retirement Plan of Savannah Electric and Power Company (hereinafter referred to as the "Pension Plan"), the Employee's years of service with his former employer may not be recognized for purposes of calculating the Employee's retirement Allowance under the Pension Plan; and

         WHEREAS, the Company has agreed to establish an agreement with Employee to recognize such service; and

         WHEREAS, the Company desires not only to recognize the valuable knowledge acquired by the Employee while employed by his former employer, but also desires to secure the continued services of the Employee; and

         WHEREAS, the Employee is willing to continue to service the Company faithfully, diligently, and competently;

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Employee hereby agree as follows:

         1. Upon the Employee's termination of service with the Company, the Company agrees to pay the Employee a monthly amount equal to the difference between his retirement Allowance payable in accordance with the terms and provisions of the Pension Plan, as amended from time to time, and the monthly retirement Allowance the Employee would have been entitled to receive under the Pension Plan as if he had first been employed by the Company on July 1, 1974 (considering the one year waiting period under the Plan, this would allow Credited Service to be recognized starting July 1, 1975).

         If, however, Employee terminates employment with the Company prior to April 1, 1993, the Credited Service recognized in the sentence above shall be limited to the number of years and months of actual service the Employee has served with the Company.

         The Employee's additional years of Credited Service under the Pension Plan after December 1, 1983 shall also be recognized for purposes of calculating the Employee's retirement Allowance under this Paragraph 1 in the event of his termination of service with the Company for reasons other than death, transfer to an affiliated or associated company, or retirement under the Pension Plan. Notwithstanding the foregoing, in the event such Credited Service is for any reason disregarded in calculating benefits under the Pension Plan, it shall also be disregarded for purposes of this Agreement.

         The amount paid pursuant to this Paragraph 1 shall be recalculated from time to time to reflect any future increases in the retirement Allowance of retirees under the Pension Plan following the Employee's retirement at his early retirement date, Normal Retirement Date, or deferred retirement date under the Pension Plan, as appropriate.

         2. The amount calculated in accordance with Paragraph 1 shall be paid in monthly increments on the first day of each month concurrently with the Employee's retirement Allowance under the Pension Plan. In the event the Employee is married and the Employee's spouse is living on the date payments commence under this Paragraph 2, the monthly payments shall be paid in the same manner as the 100% joint and survivor annuity option under the Pension Plan, including any adjustments for post-retirement survivor coverage as would be made under the Pension Plan, in which case 100% of the monthly amount payable to the Employee shall be payable to his Surviving Spouse after his death until the death of such Surviving Spouse. In the event the Employee shall die before payments commence under this Paragraph 2 and he shall be survived by his Surviving Spouse, such Surviving Spouse shall be entitled to a monthly survivor benefit calculated pursuant to Paragraph 1 and payable in accordance with the Pension Plan. In the event the Employee shall not be married on the date payments commence under this Paragraph 2, the monthly amounts payable under Paragraph 1 shall be paid to the Employee as a single life annuity. The Employee or his Surviving Spouse shall not, under any circumstances, have any option or right to require payments hereunder otherwise than in accordance with the terms hereof.

         3. Neither the entering into nor the termination of this Agreement for any reason shall affect the Employee's right to such salary, fees or other compensation for services as an employee, officer or director of the Company, as may be agreed upon from time to time, nor his right to participate in all of the employee benefit plans maintained by the Company on the same basis as any other regular full-time employee of the Company.

         4. Nothing contained in this Agreement shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter or modify, whether or not for cause, the employment relationship of the parties hereto.

         5. Neither the Employee nor the Surviving Spouse or other beneficiary under this Agreement shall have any right to sell, assign, transfer, encumber or otherwise convey this right to receive payment of any amounts payable hereunder, which payment and the right thereto are expressly declared to be nonassignable and nontransferable. Any attempt to do so shall be null and void and of no effect.

         6. The Company shall not reserve or otherwise set aside funds for the payment of its obligations hereunder, which obligations shall be paid from the general assets of the Company. Notwithstanding that the Employee shall be entitled to receive the entire amounts stated herein, the assets from which such amounts shall be paid shall at all times be subject to the claims of the Company's creditors.

         7. The Company and the Employee agree that the Employee is highly compensated and holds a management position with the Company.

         8. The Company and the Employee agree that this Agreement is an employee benefit plan for an individual who is a member of management and is highly compensated, as described in ss.ss. 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974.

         9. Except as preempted by federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Georgia.

         10. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successor to the business of the Company, and in any event, the Agreement shall, if not sooner terminated, terminate for all purposes upon the death of the Employee or, if his spouse shall survive the Employee and shall be entitled to receive any payments hereunder, upon the death of the Employee's Surviving Spouse, and the satisfaction by the Company of its obligations hereunder.

         11. In the event the Employee is transferred to or accepts employment with an affiliate of the Company, it is the intent of the Company to have the Employee's new employer assume the Company's responsibilities under this Agreement. If, however, such new employer does not assume this Agreement, the Company shall continue to be obligated to provide benefits under this Agreement as if the Employee had remained employed with the Company during the period he is employed by such affiliate, but for purposes of determining the Employee's benefit under this Agreement, the Employee shall be deemed to have become Employed by such affiliate on July 1, 1974 and the affiliate's defined benefit pension plan shall be used to determine the benefit due hereunder in lieu of using the Pension Plan to determine Employee's benefit hereunder. Any benefit so calculated shall be reduced by the benefit due employee under the Pension Plan and the affiliate's defined benefit Pension Plan. Notwithstanding any of the above, in no event shall Employee's benefit under this Agreement, the Pension Plan and the affiliate's defined benefit pension plan be less than Employee's benefit under this Plan and the Pension Plan at the time of the Employee's transfer or acceptance of employment with any such affiliate.

         IN WITNESS WHEREOF, this Agreement has been executed by the Employee and Southern Company Services, Inc., through its duly authorized officers this ______ day of November, 1995.

                                            EMPLOYEE:




                                                         WILLIAM MILES GREER

Sworn to and subscribed before me this ___ day of ________, 1995.


Notary Public, State of Georgia

My Commission Expires:


(NOTARIAL SEAL)


                                     EMPLOYER:
                                     SAVANNAH ELECTRIC AND POWER COMPANY


                                     BY:
                                        --------------------------------------

                                     ATTEST:
                                           ------------------------------------

Sworn to and subscribed before me this ___ day of ________, 1995.


Notary Public, State of Georgia

My Commission Expires:


(NOTARIAL SEAL)